BROWN, CUMMINS & BROWN CO., L.P.A.
                         ATTORNEYS AND COUNSELORS AT LAW
                                3500 CAREW TOWER
J. W. BROWN (1911-1995)         441 VINE STREET            JOANN M. STRASSER
JAMES R. CUMMINS            CINCINNATI, OHIO 45202         PAMELA L. KOGUT
ROBERT S BROWN             TELEPHONE (513) 381-2121        AARON A. VANDERLAAN
DONALD S. MENDELSOHN       TELECOPIER (513) 381-2125
LYNNE SKILKEN                                              OF COUNSEL
AMY G. APPLEGATE                                           GILBERT BETTMAN
KATHRYN KNUE PRZYWARA
MELANIE S. CORWIN



         .........                                   April 23, 1999


AmeriPrime Funds
1793 Kingswood Drive, Suite 200
 Southlake, Texas   76092


Gentlemen:

         A legal opinion that we prepared was filed with Post-Effective Amendment No. 9 to your Registration Statement (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 25 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

         .........                      Very truly yours,

                                        /s/

         .........                      Brown, Cummins & Brown Co., L.P.A.

BCB/jlm